UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2013
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)

555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)
Registrant's telephone number, including area code: (212) 314-7300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On December 21, 2012, the Registrant issued, in a private placement, $500 million aggregate principal amount of 4.75% senior notes due 2022 (the “Notes”). The Notes are guaranteed, jointly and severally, by certain of the Registrant's 100% owned domestic subsidiaries. In connection with the issuance of the Notes, the Company agreed to file a registration statement with the Securities and Exchange Commission ("SEC") with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes. In anticipation of the Registrant's filing of the exchange offer registration statement, the Registrant hereby amends and restates Item 8. Consolidated Financial Statements and Supplementary Data contained in IAC/InterActiveCorp's Annual Report on Form 10-K for the year ended December 31, 2012 to reflect guarantor and non-guarantor financial information. In addition, the Registrant is filing separate financial statements of About, Inc., which is a recently acquired subsidiary guarantor under applicable SEC rules.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP
23.2	Consent of Ernst & Young LLP
99.1	Amended and Restated Part II - Item 8. Consolidated Financial Statements and Supplementary Data from the Registrant's 2012 Form 10-K
99.2	Audited Consolidated Financial Statements of About, Inc. as of, and for the fiscal year ended December 25, 2011
99.3
Unaudited Interim Condensed Consolidated Financial Statements of About, Inc. as of June 24, 2012 (with comparative balances as of December 25, 2011), and for the three and six months ended June 24, 2012 and June 26, 2011

101.INS XBRL	Instance
101.SCH XBRL	Taxonomy Extension Schema
101.CAL XBRL	Taxonomy Extension Calculation
101.DEF XBRL	Taxonomy Extension Definition
101.LAB XBRL	Taxonomy Extension Labels
101.PRE XBRL	Taxonomy Extension Presentation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President and General Counsel
Date: May 3, 2013